1(212) 318-6052

christophertafone@paulhastings.com

September 16, 2015	27226.00008

VIA EDGAR

Matthews International Funds

d/b/a Matthews Asia Funds

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re:	Matthews International Funds - File Nos. 033-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Matthews International Funds, d/b/a the Matthews Asia Funds (the “Registrant”), as shown in Post-Effective Amendment No. 62 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Christopher J. Tafone

Christopher J. Tafone
for PAUL HASTINGS LLP